SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2006, Lithium Technology Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Amir Elbaz who has been serving as the Chief Financial Officer and Treasurer of the Company since October 11, 2006 and the Executive Vice President of Corporate Communications and Business Development for the Company since August 2006.

The Employment Agreement provides for a three year term commencing on December 5, 2006. Under the Employment Agreement, Mr. Elbaz will receive a base annual salary of $225,000 and such additional compensation that is approved by the Board of Directors of the Company. If Mr. Elbaz is terminated by the Company other than for cause, Mr. Elbaz will be entitled to receive his base salary for a period equal to the lesser of 12 months from the date of termination or the remaining term of the Employment Agreement. The Employment Agreement contains noncompetition and nonsolicitation provisions during the term thereof and for three years thereafter.

The description of the material features of the Employment Agreement provided above is qualified in its entirety by reference to the full text of such Employment Agreement, which is attached hereto as Exhibit 10.64 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.64	Employment Agreement between Lithium Technology Corporation and Amir Elbaz effective December 5, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2006

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Andrew J. Manning
Andrew J. Manning
President & Chief Operating Officer

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